UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   AMENDMENT 1

                             HeavenExpress.com, Inc.
                 (Name of small business issuer in our charter)

                                     Florida

         (State or other jurisdiction of incorporation or organization)

                    7299                          <Applied For>
         (Primary standard industrial  (I.R.S. Employer classification code
                   number)                   Identification No.)

   800 West Oakland Park Boulevard, Suite 211, Fort Lauderdale, Florida 33311
                                 (954) 973-4319

          (Address and telephone number of principal executive offices)

                                 Saundra Sharpe
               6901 NW 32nd Avenue, Fort Lauderdale, Florida 33309
                                 (954) 973-4319
               (Name, address and telephone of agent for service)

                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

Ifthis Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

Ifthis Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

Ifthis Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE (1)

Title of class of                   Proposed maximum                 Amount of
securities to be registered         aggregate offering price    Registration Fee

Common Stock,
par value of $.001 per share        $ 51,750                        $   14.39

Total Registration Fee                                              $   14.39

(1)      Estimated solely for the purpose of calculating the registration fee.

We amend this registration statement as may be necessary to delay our effective date. We will file no further amendments when we file an amendment specifically stating that this registration statement shall thereafter become effective in accordance with Securities Act, Section 8(a) or the Commission determines, in accordance with the same Securities Act section, that information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy. There shall not be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or registration or qualification under the securities laws of any such state.

                            HeavenExpress.com, Inc.

                        1,035,000 shares of Common Stock

This prospectus relates to the offer and sale by selling security holders consisting of 1,035,000 shares of our common stock.

The securities will be offered for a period of twenty-four months from the effective date. The offering period will commence upon the effectiveness of the registration statement of which this prospectus is a part.

The securities offered in this prospectus are not listed on any national securities exchange or the NASDAQ stock market.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "RISK FACTORS" beginning on page 7.

Neither the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

HeavenExpress.com, Inc. will not receive any of the proceeds from the sale of the securities offered in this prospectus. The selling security holders may offer their shares at any price.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this preliminary prospectus is May 17, 2000.

                                TABLE OF CONTENTS

Part I - Information Required in the Prospectus

1. Front Cover Page of Prospectus...........................................1
2. Inside Front and Outside Back Cover Pages of Prospectus..................3
3. Summary Information......................................................5
   Risk Factors.............................................................7
4. Use of Proceeds........................................................N/A
5. Determination of Offering Price .......................................N/A
6. Dilution ..............................................................N/A
7. Selling Security Holders................................................15
8. Plan of Distribution....................................................16
9. Legal Proceedings.......................................................18
10.Directors, Executive Officers, Promoters and Control Management ........18
11.Security Ownership of Certain Beneficial Owners and Management..........18
12.Description of Securities ..............................................19
13.Interest of Named Experts and Counsel ..................................21
14.Disclosure of Commission Position/Indemnification for Securities Act
   Liabilities.............................................................21
15.Organization Within Last Five Years....................................N/A
16.Description of Business.................................................22
17.Plan of Operation.......................................................28
18.Description of Property ................................................29
19.Certain Relationships and Related Transactions..........................29
20.Market for Common Equity and Related Stockholder Matters................29
21.Executive Compensation .................................................31
22.Financial Statements ...................................................31
23.Changes in and Disagreements with Accountants on Accounting and
   Financial Disclosure....................................................31
Part II  - Information Not Required in Prospectus

24.Indemnification.........................................................31
25.Other Expenses of Issuance and Distribution.............................32
26.Recent Sales of Unregistered Securities.................................32
27.Exhibits................................................................32
28.Undertakings............................................................33

ITEM 3.           SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

Our Company.

We were incorporated in the State of Florida on December 8, 1999. Our principal executive offices are located at 800 West Oakland Park Boulevard, Suite 211, Fort Lauderdale, Florida 33311. Our telephone number is (954) 973-4319. We are authorized to issue common stock and preferred stock.

Our Business.

We now have no operations. We plan to develop a website that markets products and offers services and information in the memorial/funeral area. The information that we expect will be available on our website will include cemetery information and plot maps, memorial property surveys, and funeral home services directory. We expect that our memorial and funeral products will include burial vaults, burial garments, cemetery interment rights, and stone and bronze memorials. We anticipate that our website services will supply information on selection of memorial service providers, linking Internet visitors to them, and facilitating memorial arrangements through these service providers. Currently, we have no website and have not undertaken any website development. In addition, we have not determined what specific brand products we will market on our website or what specific information and services we will offer through our website.

The Offering.

As of May 17, 2000, we had 2,035,000 shares of our common stock outstanding.
We are registering 1,035,000 shares of our common stock in this offering, which is comprised entirely of securities offered by selling security holders. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the securities registered hereunder.

FINANCIAL SUMMARY INFORMATION

The information set forth below has been selected from our financial statements. This information should be read in conjunction with, and is qualified in its entirety by reference to the financial statements, including the notes thereto, included elsewhere in this memorandum.

------------------------ ---------------------------------------------------
                                                                     Period from
Statement of Operations                             Inception (December 8, 1999)
                                                            to December 31, 1999
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Net Sales                                                              $       0
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Cost of Sales                                                          $       0
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Gross profit                                                           $       0
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Operating expenses                                                     $ 17,600
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Income (loss) from operations                                         ($ 17,600)
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Other expense, net                                                     $      0
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Net income (loss)                                                     ($ 17,600)
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Net income per common share                                           ($   0.02)
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
                                                                     Period from
Balance Sheet                                       Inception (December 8, 1999)
                                                            to December 31, 1999
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Total current assets                                                   $  1,350
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Other assets                                                           $      0
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Total Assets                                                           $  1,350
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Current liabilities                                                    $ 13,700
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Due to stockholder/officer                                             $  2,500
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Due to related party                                                   $      0
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Total liabilities                                                      $ 13,700
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Stockholders equity (deficiency)                                      ($ 12,350)
------------------------     ---------------------------------------------------
------------------------     ---------------------------------------------------
Total liabilities and stockholder equity                               $  1,350
------------------------     ---------------------------------------------------


RISK FACTORS

An investment in the shares of common stock offered in this prospectus involves a high degree of risk. There can be no assurance that we will ever develop operations, generate revenues or, ever make a profit.

The Death Rate May Decrease.

Because of medical advances, the death rate in the United States has declined and the average age of death has increased. Continued growth of these trends may decrease demand for our products, information and services.

We Face Intense Future Competition by Traditionally Used Memorial and Funeral Businesses.
--------------------------------------------------------------------------------
We intend to market our products and offer our information and services to Internet users. Funeral businesses have traditionally offered memorial/funeral products, information and services through personal visits to their establishments by bereaved persons. The Internet is a new and impersonal medium in the memorial/funeral area. We will face intense competition from funeral companies who have greater financial resources, local name recognition, and may offer a greater array of products, information and services than our website. In addition, because of their established relationships with product suppliers and their greater financial resources, some funeral companies may develop superior websites to us.

We Will Rely on Others to Furnish Memorial Products Offered Over Our Website.
-----------------------------------------------------------------------------
We intend to enter into agreements with third party suppliers or manufacturers to furnish memorial/funeral products to be offered by our website. Because we will rely upon third parties for our product line, we may be unable to effectively adjust our product cost. Accordingly, we may not be able to pass off cost savings to prospective purchasers that will permit us to offer competitive retail prices to the public. In addition, the production and delivery schedules of our manufacturer suppliers may conflict with the demand for our products.

We Have No Contracts With Third Party Suppliers or Manufacturers.
-----------------------------------------------------------------
Because we do not now have any contracts with third party suppliers or manufacturers, we may be unable to develop our website with sufficient products, services and information. We may be unable to meet the financial performance or guarantees required by certain third party suppliers or manufacturers. In addition, the third party suppliers and manufacturers may have exclusive contracts with other companies that prohibit the purchase of their products. We can not assure that we will be successful in securing contracts with third party suppliers or manufacturers. If we fail to adequately establish contracts with third party suppliers or manufacturers of memorial products, we may be unable to develop a good product mix.

Our Website May Be an Inappropriate Avenue to Sell Our Products.
----------------------------------------------------------------
Prospective purchasers will be unable to physically examine memorial/funeral products offered by our website. In addition, our website may not have the ability to accurately depict our products with sufficient graphics or depth. For instance, prospective purchasers may wish to judge the quality of construction, design, and materials of burial vaults, burial garments, and stone and bronze memorials. To the extent that purchasers are dissuaded from purchasing our products because of these reasons, our product sales will be seriously impacted.

We May Be Unsuccessful in Securing Contracts with Memorial Product and Service Providers That are Willing to Enter into Commission-Based Alliances with Us. Our marketing plans include securing contracts with memorial product and service providers that are willing to enter into commission-based arrangements with us. These providers may not permit these type arrangements or they may have exclusive contracts with other companies that prohibit agreements with us. In addition, because we lack the financial and competitive resources to bargain effectively, we may enter into commission-based arrangements under unattractive terms. If we are unsuccessful in entering into the commission-based arrangements, we may not accomplish our marketing plans and goals.

We May Be Unsuccessful in Generating Revenues Through the Sale of Advertising Space on Our Website. We also plan to generate additional revenue through the sale of advertising space on our website.

We have not determined any criteria for such advertisements, but anticipate that our advertisers will primarily consist of entities within the memorial or funeral business. Our pricing will be based on ad placement, size and content. There can be no assurance that our website will fit the individual needs of prospective advertisers. If we are unable to locate advertisers, our revenues may be adversely affected.

This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including those set forth under "RISK FACTORS" and elsewhere in this prospectus.

ITEM 4. USE OF PROCEEDS

Not Applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.


ITEM 5. DETERMINATION OF OFFERING PRICE

Not Applicable. The selling security holders will be able to determine the price at which they sell their securities.


ITEM 6. DILUTION

Not Applicable. We are not registering any unissued shares in this registration statement.


ITEM 7. SELLING SECURITY HOLDERS

The securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the effective date. We believe that the selling security holders listed in the table have sole voting and investment powers regarding the securities indicated. We will not receive any proceeds from the sale of the securities. The following selling security holders have had a material relationship with us within the past three years: Brenda Hamilton and Kristen Thomas received shares as compensation for legal services rendered. Derek Sharpe is the son of our sole officer and director, Saundra Sharpe, and received his shares as a gift from Saundra Sharpe. Saundra Sharpe was issued the shares in connection with her role as our president and founder.

                                Amount             Amount
                                Beneficially    Beneficially    Percentage Owned
Name              Relationship Owned Prior to      Owned          Before/After
                  With Issuer  Offering        After Offering     Offering
------------- -----------------------------------------------------------------
Asare, Peter         None         1000               0           <0.1% / 0.0%
Baity, Barbara       None         1000               0           <0.1% / 0.0%
Baity, Vernon        None         1000               0           <0.1% / 0.0%
Bass, Bettie Jean    None         1000               0           <0.1% / 0.0%
Blatnick, Frank      None         1000               0           <0.1% / 0.0%
Bristol, Tara        None         1000               0           <0.1% / 0.0%
Carter, Darlene      None         1000               0           <0.1% / 0.0%
Carter, Ernest       None         1000               0           <0.1% / 0.0%
Chavez, Jasmine      None         1000               0           <0.1% / 0.0%
Craig, Sandra        None         1000               0           <0.1% / 0.0%
Espinoza, Cynthia    None         1000               0           <0.1% / 0.0%
Grant, Basmajian     None         1000               0           <0.1% / 0.0%
Hamilton, Brenda Counsel to      49,000              0            2.4% / 0.0%
          HeavenExpress.com
Johnson, Veronica    None         1000               0           <0.1% / 0.0%
Litmanowicz, Morris  None         1000               0           <0.1% / 0.0%
Majoz, Karen         None         1000               0           <0.1% / 0.0%
Miller, Gregory      None         1000               0           <0.1% / 0.0%
Miller III, Gregory  None         1000               0           <0.1% / 0.0%
Monack, Thomas       None         1000               0           <0.1% / 0.0%
Moore, Yolanda       None         1000               0           <0.1% / 0.0%
Olah, Roberta        None         1000               0           <0.1% / 0.0%
Paradiso, Don        None         2000               0            0.1% / 0.0%
Price, Samuel        None         1000               0           <0.1% / 0.0%
Quin, Kevin          None         1000               0           <0.1% / 0.0%
Salem, Sam           None         1000               0           <0.1% / 0.0%
Sharpe, Derek        Son of
               Saundra Sharpe     1000               0           <0.1% / 0.0%
Sharpe, Saundra   President/
                  Founder      950,000                                 92.0%
Shim-Price, Marvia   None         1000               0           <0.1% / 0.0%
Stevenson, Arthur    None         1000               0           <0.1% / 0.0%
St. Rival, Wilcox    None         1000               0           <0.1% / 0.0%
Thomas, Kristen  Counsel to       5000               0            0.2% / 0.0%
              HeavenExpress.com
Varoso, Gregory      None         1000               0           <0.1% / 0.0%
Winthrop, Dorian     None         1000               0           <0.1% / 0.0%

ITEM 8.           PLAN OF DISTRIBUTION

The selling security holders or their transferees may sell the securities offered by this prospectus from time to time. To our best knowledge, no underwriting arrangements have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals at prevailing market prices at the time of sale and prices related to prevailing market prices or negotiated prices.

The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions. Such securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such loan transactions would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions which require the delivery of the securities listed hereunder. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without payment of consideration. Upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

Finally, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. The commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with certain state securities laws the securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities with respect to such securities for a period of one or five business days prior to the commencement of such distribution.

In addition to, and without limiting the foregoing, each of the selling security holders and any other person participating in a distribution will be subject to the applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations there under, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling security holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders.

ITEM 9.           LEGAL PROCEEDINGS

To the best of our knowledge, we are not a party to any pending legal proceeding. We are not aware of any contemplated legal proceeding by a governmental authority in which we may be involved.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Officers.

Our bylaws provide that we shall have a minimum of one (1) director on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

---------------------- ------------- -------------------------------------------
Name                      Age           Position Held
---------------------- ------------- -------------------------------------------
Saundra Sharpe            52         President, Secretary, Treasurer & Director
---------------------- ------------- -------------------------------------------
Charles Scheuerman        71         Director
---------------------- ------------- -------------------------------------------

The directors named above will serve until the next annual meeting of our shareholders to be held within 6 months of the close of our fiscal year or until a successor shall have been elected and accepted the position. Directors are elected for one-year terms.

Saundra Sharpe.

>From January of 1998 to present, Ms. Sharpe has worked as an Independent Associate for Prepaid Legal Services. From June 1997 to present, Ms. Sharpe has been President of Sharpe Connection. Sharpe Connection is primarily in the business of used car sales. From January of 1995 to February of 1999, Ms. Sharpe worked as a manager of Santa Fe Motorcars, whose principal operations involved used cars sales. As a manager of Sante Fe Motorcars, Ms. Sharpe ran day-to-day operations and supervised 7 employees. Ms. Sharpe attended Jackson Community College in Michigan and Jackson Business School in Ohio.

Charles Scheuerman.

Since the early 1980s, Mr. Scheuerman has served as the Chief Operating
Officer of Network Promotion Seminar, Inc., a television advertising agency. During 1999, Mr. Scheuerman served as the Chairman of the Board for Heaven's Door Corporation, until that corporation was acquired. Mr.Scheuerman graduated from Auburn University in 1952 with a Bachelor of Science Degree. He provides valuable knowledge and experience to HeavenExpress.com, since he was previously the owner of seven cemeteries, including one of the largest cemetery facilities in Central Alabama.

Significant Employees.

Other than the aforementioned, none of our employees are expected to make a significant contribution.

Family Relationships.

There are no family relationships among our officers, directors, or persons nominated for such positions.

Legal Proceedings.

None of our officers, directors, or persons nominated for such positions and none of our promoters or significant employees have been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power, including the power to vote or direct the voting, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, to the best of our knowledge.

According to our stock records, there were 2,035,000 shares of our common stock, $0.001 par value outstanding, as of May 17, 2000. The following tabulates holdings of our common shares by each person who, as of May 15, 2000:

(a) holds of record or is known by us to own beneficially more than 5.0% of our common shares, and

(b) by all of our directors and officers individually and as a group.

Security Ownership of Beneficial Owners:

-------------- -------------      -------------  ----------- ---------------
Title of Class Name & Address               Amount         Nature      Percent
-------------- -------------            -------------   ----------- ------------
-------------- -------------            -------------   ----------- ------------
                Saundra Sharpe
 Common         6901 NW 32nd Ave
                Ft Lauderdale, Fl 33309      950,000        Direct          47%
--------------- ----------------------- -------------   ----------- ------------
--------------- ----------------------- -------------   ----------- ------------
                Charles Scheuerman
Common          800 W. Oakland Pk Blvd.
                #211
                Ft Lauderdale, Fl 33311    1,000,000        Direct          49%
---------------------- ---------------- -------------   ----------- ------------

Security Ownership of Management:

--------------------------------------------------------------------------------
Title of Class    Name & Address                  Amount       Nature   Percent
--------------------------------------------------------------------------------
                  Saundra Sharpe
Common            6901 NW 32nd Avenue
                  Fort Lauderdale, Florida 33309  950,000      Direct      47%

Common            Charles Scheuerman            1,000,000      Direct      49%

Common            Officers & Directors
                  as a Group (2)                1,950,000      Direct      96%
----------------- --------------------------------------------------------------

Change of Control.

We are not aware of any arrangements, which would result in a change of control of HeavenExpress.com.

ITEM 12. DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Qualification.
The following statements constitute brief summaries of the material provisions of our articles of incorporation and bylaws, as amended. Such summaries do not purport to be complete; therefore, you should refer to the full text of the articles of incorporation and bylaws provided in the exhibits.

Common Stock.
Our articles of incorporation authorize us to issue up to 50,000,000 common shares, $0.001 par value per common share. As of May 17, 2000, we had 2,035,000 shares of common stock outstanding held by 34 shareholders. All outstanding common shares are fully paid and non-assessable.

Liquidation Rights.
Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.
There are no limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Florida Statutes. We have not paid dividends to date, and it is not anticipated that any dividends will be paid in the foreseeable future.

Voting Rights.
Holders of our common shares are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.
Our common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of HeavenExpress.com. We have not issued preferred or debt securities.

Shares Eligible For Future Sale.
Of the 2,035,000 shares of our common stock outstanding, 1,035,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be subject to the resale limitations of Rule 144 under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated, who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of:

(i) 1% of the then outstanding shares of our common stock, or

(ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale.

Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ITEM 13. EXPERTS

The Law Offices of Brenda Lee Hamilton, P.A. has opined on the validity of the securities being offered. Our Financial Statements for the period from December 8, 1999 (inception) to December 31, 1999, have been included in this prospectus in reliance upon the report appearing elsewhere in this prospectus, of Dohan and Company, CPAs, P.A., independent Certified Public Accountants, and upon the authority of said independent Certified Public Accountants as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

ITEM 16. DESCRIPTION OF BUSINESS

Business Development.
We were incorporated in the State of Florida on December 8, 1999. We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

We have conducted no market studies to determine our marketing strategies. We have not developed a marketing plan, but anticipate that we will seek market penetration through competitive pricing, product/service diversity and convenience. Our marketing plans also include both e-mail and print advertising in newspapers.

Business of Issuer.
Products and Services.
We are a development stage company with no operations to date. Our website is located at www.heaven-express.com. We do not have an Internet Service Provider, or a web site developer.

We plan to design a website that features the following: cemetery information, plot maps, surveys of memorial properties, directory of funeral homes services and locations of burial plots according to geographic location. We also plan to sell related memorial products and merchandise including burial vaults, garments, cemetery interment rights, stone and bronze memorials, and other items on our web site. Our business sales will be conducted on a non-denominational basis. We currently have no agreements with suppliers, cemeteries or other third parties to provide these services. There can be no assurance that we will be able to obtain any such agreements on favorable terms.

Distribution.
We plan to distribute products and services solely through our website, if developed. Product delivery and final service arrangements will be handled through third party retailers.

Status of Any New Publicly Announced Product or Service.
We currently have no publicly announced products or services.

Competition.
Our operations will generally encounter competition in markets in which we plan to operate. Some of the factors affecting competitiveness in this industry are:

*        location                          *        reputation
*        heritage                          *        competitive pricing
*        professional service              *        attractiveness of facilities

Many companies have increasingly used the sale of pre-need funeral products and services and cemetery property as a marketing tool. Additionally, a significant majority of death care operators consists of small, family-owned businesses that control one or more funeral homes or cemeteries in a single community. Heritage and tradition afford an established funeral home or cemetery or a local franchise the opportunity for repeat business. In addition, an established firm's backlog of pre-need, pre-funded funerals or pre-sold cemetery and mausoleum spaces also makes it difficult for new entrants to gain entry into the marketplace. As such, we will be at a competitive disadvantage.

We expect to be at a competitive disadvantage because we:

i) will utilize a non-traditional venue for our planned services and products;
ii) have no operational history; and iii) lack the personal service that our competitors have at physical retail locations.

The electronic commerce market is relatively new, rapidly evolving and intensely competitive. We will compete with a variety of other companies. These competitors include a number of companies that offer memorial products and services on the Internet and also through physical retail locations. We will compete with such retail locations for sources of supply and customer bases. We must compete with other companies that have substantially more resources and revenues. In addition, large chain funeral homes are an increasing industry force and often have financing abilities. We do not plan to provide financing to the public. There can be no assurance that we will be able to effectively compete with companies that offer such additional services. Our inability to compete effectively will have a materially adverse effect on our business operations and financial condition.

Competitors have established or may establish cooperative relationships among themselves or directly with retailers to obtain exclusive or semi-exclusive sources of products. Accordingly, it is possible that new competitors or alliances among competitors and retailers may emerge and rapidly acquire market share. In addition, manufacturers might elect to liquidate their products directly.

Our success will depend on our ability to form strategic alliances with retailers and owners of other websites, the level of traffic on our website and general economic conditions. We cannot predict the public response to the opportunity to make purchases of funeral and memorial products and services online. Our challenges include, but are not limited to, our

* need to increase website awareness if our site is developed; * need to attract and retain customers at a reasonable cost; * dependence on website and transaction processing performance and reliability;

* need to compete effectively with well-established competitors in traditional venues; * need to establish ourselves as an important participant in the market for memorial services and products; and * need to establish and develop relationships in the memorial industry, particularly in the areas of memorial financial services and memorial products and services.

There is no assurance that the Internet will be an accepted medium for our business. Demand and market acceptance for services and products over the Internet are subject to a high level of uncertainty. Moreover, since the market for our products and services over the Internet is new and evolving, it is difficult to predict the size of this market or its future growth rate. Our success will depend upon the adoption of the Internet as a medium for commerce by a broad base of consumers and retailers. There can be no assurance of widespread acceptance of Internet commerce in general, or more specifically, of our products and services described herein. We must rely on consumers and retailers who have historically used traditional means of commerce to purchase and sell products. For us to be successful, these consumers and retailers must accept and utilize novel ways of conducting business and exchanging information.

Moreover, critical issues concerning the commercial use of the Internet, such as ease of access, security, reliability, cost and quality of service, remain unresolved and may affect the growth of Internet use or the attractiveness of conducting commerce online. There can be no assurance that there will be broad acceptance of the Internet as an effective medium for commerce by consumers and retailers or that the market for our products and services will develop successfully or achieve widespread acceptance. If the market for Internet-based memorial arrangements and products fails to develop, develops more slowly than expected or becomes saturated with competitors, or if our products and services do not achieve market acceptance, our business, results of operations and financial condition will be materially adversely affected.

Sources and Availability of Raw Materials.
We plan to contract with a variety of third parties for their products, even though we have not reached any agreements with third parties for products as of the date of this registration statement. We do not anticipate a shortage or lack of availability of raw materials.

We have no contracts or arrangements with product retailers that guarantee the availability of products. There can be no assurance that we will be able to establish relationships with retailers that ensure product availability for sale on our web site. We will also rely on retailer's shipping procedures, which may be subject to delays. Should the delivery service utilized by a retailer be unable to deliver their products for a sustained time period as a result of a strike, weather or other reasons, and the retailer was unable to arrange for alternative delivery, our business, operations and financial condition would be adversely affected.

If we are unable to develop and maintain satisfactory relationships with retailers on acceptable commercial terms and/or if we are unable to obtain sufficient quantities of products and/or if the quality of products and services provided by such retailers falls below a satisfactory standard and a substitute retailer of equal or better value at competitive pricing cannot be found, or if the level of returns exceeds expectations, our business, operations and financial condition will be materially adversely affected.

Dependence on Customers.
Since we do not have operations, we are not dependent on a single or small number of customers. We do not anticipate in the future being dependent on a single or small number of customers, given the target market for our products.

Intellectual Property.
We have no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

Government Regulation and Approvals.
We currently are unaware of any required government approvals of our principal products or services. However, due to the increasing popularity and use of the Internet, a number of laws and regulations may be adopted regarding the Internet, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for our Internet products and services and increase our cost of doing business or otherwise have an adverse effect on our business, operations and financial condition.

Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues, such as sales tax, libel and personal privacy is uncertain and may take years to resolve. In addition, as our products and services are available over the Internet in multiple states, and as we plan to sell to numerous consumers residing in such states, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. We are qualified to do business only in Florida, and our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties for the failure to qualify. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a materially adverse effect on our business, results of operations and financial condition.

Research and Development.
We have not spent any funds on research and development of our website. We have not purchased a domain name, located a website developer or found an Internet Service Provider to host our site once developed, if at all.

Cost of Compliance with Environmental Laws.
We do not estimate incurring any costs for compliance with environmental laws.

Employees.
We currently have no full-time employees. Saundra Sharpe, our president, and Charles Scheuerman, a director, are our only employees. Each spends approximately between 5 and 10 hours per week on their duties as executive officers. We have no collective bargaining agreements or employment agreements in existence. Saundra Sharpe and Charles Scheuerman participate in the running of HeavenExpress.com on a part-time basis, as needed, without cash compensation Over the next twelve months, we plan to add one sales employee and an administrative employee.

ITEM 17. PLAN OF OPERATIONS

We currently have no operations, revenues or customers. In the next twelve months, we plan to develop our website and form strategic alliances and relationships with key retailers and suppliers for our products and services. We will need approximately $12,500 to accomplish these goals. We plan on funding these expenses through non-interest bearing loans from our president.

ITEM 18. DESCRIPTION OF PROPERTY

We currently operate out of space located at 800 West Oakland Park Boulevard, Suite 211, Fort Lauderdale, Florida 33311 without charge, which is leased by First Liberty Group, Inc. and sublet by Ms. Saundra Sharpe, our president. There is no additional affiliation between us and First Liberty Group, Inc. The leased space is a total of 560 square feet of space, of which we use only a small portion. We believe that this space is sufficient at this time.

We do not intend to have any materially important properties. We do not intend to renovate, improve or develop properties. We are not subject to any competitive conditions for property and currently have no property to insure.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

>From our inception on December 8, 1999 through May 17, 2000, we issued 2,035,000 shares of our common stock pursuant to an exemption from registration provided in Rule 506 of Regulation D of the Securities Act of 1933, as amended. Of these shares, we issued 950,000 shares of our common stock to our founder, Saundra Sharpe, for services rendered. These shares have an estimated value of $9,000. In addition, we issued 1,000,000 shares to Charles Scheuerman for his commitment to serve on our Board of Directors. These shares have an estimated value of $10,000.

Other than the issuance of shares to our President and Director, Saundra Sharpe, and our Director, Charles Scheuerman, we have not entered into any transactions with our officers, directors, persons nominated for such positions, or beneficial owners of 5% or more of our common stock. Saundra Sharpe gifted 1000 shares to her son, Derek Sharpe. We are not a subsidiary of any other company. Since the original issuance of our common shares, we have not and do not intend to enter into any transactions with our promoter.

Our management is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, our management may face a conflict in selecting between us and their other business interests. We have not formulated a policy for the resolution of such conflicts.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

There is no established public trading market for our securities. None of our common stock is subject to outstanding options or warrants to purchase our shares.

There are 2,035,000 shares of our common stock outstanding, all of which are restricted securities. Of these outstanding shares, there are 1,950,000 shares held by affiliates. The remaining 82,000 shares of common stock are held by non-affiliates. The restricted securities as defined under Rule 144 of the Securities Act of 1933 may only be sold under Rule 144 or otherwise under an effective registration statement or an exemption from registration, if available. Rule 144 generally provides that an affiliate, including directors, officers and control shareholders, who has satisfied a one year holding period for the restricted securities may sell, within any three month period subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Sales under Rule 144 must also be made without violating the manner-of-sale provisions, notice requirements, and the availability of public information about us. A sale of shares by such security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

Penny Stock Considerations.
Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

No market exists for our securities and there is no assurance that a regular trading market will develop, or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell the securities referred to herein should he or she desire to do so. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. There are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

As of the date of this registration, we had 33 holders of record of our common stock. We currently have one class of common stock outstanding and no preferred shares outstanding.

We have not paid any dividends since our inception. We have no restrictions that limit our ability to pay dividends, but we do not anticipate paying dividends in the near future.

ITEM 21.  EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------
Summary Compensation Table

--------------------------------------------------------------------------------
--------------------------------- ---------------------------------- -----------
Annual Compensation               Long Term Compensation
--------------------------------- ---------------------------------- -----------
------------------------- ------- ---------- ------- ---------------- ----------
                                  Other Annual   Securities LTIP
Name and     Salary Bonus Comp    Restricted ($) Underlying Payouts Other
Position    Year($) ($)   ($)     Stock Award(s) Options (#)($)     ($)
----------- ------- ----- -------- ------------- ---------- ------- -----------
Saundra Sharpe,
President   1999 $0 $0    $0      $9,000.00      $0         $0      $0
----------- ------- ----- ------- -------------- ---------- ------- -----------

We have not entered into any employment agreements with our employees. We have no arrangements under which we are obligated to compensate our officers, directors or employees in the future. We have no standard arrangements under which we will compensate our directors for their services provided to us. We issued 1,000,000 restricted shares of our common stock to Charles Scheuerman in exchange for his commitment to serve on our Board of Directors for the current term. We have no other arrangements with respect to compensation of our directors or officers.

ITEM 22. FINANCIAL STATEMENTS

Statements included in this report that do not relate to present or historical conditions are "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the safe harbor provisions of this Act do not apply to this offering, it is important that investors note that some statements contained herein involve risks associated with forward-looking statements.

Additional oral or written forward-looking statements may be made by HeavenExpress.com or their agents or representatives from time to time and such statements may be included in documents other than this report that are filed with the Commission. Such forward-looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in such forward-looking statements.

                              HeavenExpress.Com, Inc.
                          (A Development Stage Company)

                               FINANCIAL STATEMENTS
                                December 31, 1999

                                C O N T E N T S

                                                                           Page

INDEPENDENT AUDITOR'S REPORT                                                 21


FINANCIAL STATEMENTS

   Balance Sheet                                                             22

   Statement of Loss and Accumulated Deficit
     During the Development Stage                                            23

   Statement of Cash Flows                                                   24

   Statement of Deficiency in Assets                                         25

NOTES TO FINANCIAL STATEMENTS                                           26 - 27

                          Independent Auditor's Report


Stockholders and Board of Directors
HeavenExpress.Com, Inc. (A Development Stage Company)
Fort Lauderdale, Florida

We have audited the accompanying balance sheet of HeavenExpress.Com, Inc. (A Development Stage Company), as of December 31, 1999, and the related statement of loss and accumulated deficit during the development stage, cash flows, and deficiency in assets for the period from inception (December 8, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HeavenExpress.Com, Inc. (A Development Stage Company) at December 31, 1999, and the results of its operations and its cash flows for the period from inception (December 8, 1999) to December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered losses, has a working capital deficiency and has a deficiency in assets that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                             /s/ Dohan and Company, CPA's

January 18, 2000
Miami, Florida

HEAVEN EXPRESS.COM, INC.
(A Development Stage Company)
BALANCE SHEET

December 31, 1999
--------------------------------------------------------------------------------

 ASSETS
   Cash .............................................................  $  1,350
--------------------------------------------------------------------------------

 TOTAL ASSETS .......................................................  $  1,350
================================================================================

 LIABILITIES AND DEFICIENCY IN ASSETS

 LIABILITIES
   Note payable - officer ...........................................  $ 12,500
   Accrued expenses and other liabilities                                 1,200
--------------------------------------------------------------------------------
     TOTAL LIABILITIES                                                   13,700
--------------------------------------------------------------------------------
 COMMITMENTS AND CONTINGENCIES (NOTES 4 and 5)

 DEFICIENCY IN ASSETS
   Preferred stock, $.001 par value, 10,000,000 shares authorized;
       none outstanding                                                      -
   Common stock, $.001 par value, 50,000,000 shares authorized,
       1,035,000 shares issued and outstanding                            1,035
   Additional paid-in capital                                             4,215
   Deficit accumulated during the development stage                     (17,600)
--------------------------------------------------------------------------------
        TOTAL DEFICIENCY IN ASSETS                                      (12,350)
--------------------------------------------------------------------------------

 TOTAL LIABILITIES AND DEFICIENCY IN ASSETS .........................  $  1,350
================================================================================
 See accompanying notes.

HEAVEN EXPRESS.COM, INC.
(A Development Stage Company)

STATEMENT OF LOSS AND ACCUMULATED DEFICIT DURING THE DEVELOPMENT STAGE

For the period from inception (December 8, 1999) to December 31, 1999
--------------------------------------------------------------------------------

EXPENSES
 Professional fees                                                     $ 17,600
--------------------------------------------------------------------------------

NET LOSS BEFORE INCOME TAXES                                            (17,600)

INCOME TAXES                                                                  -
--------------------------------------------------------------------------------

LOSS AND ACCUMULATED DEFICIT DURING THE DEVELOPMENT STAGE              $(17,600)
--------------------------------------------------------------------------------

 WEIGHTED AVERAGE NUMBER OF COMMON SHARES  OUTSTANDING                 1,020,375
 (BASIC AND DILUTED)
--------------------------------------------------------------------------------

 BASIC NET LOSS PER SHARE (BASIC AND DILUTED)                          $  (0.02)
--------------------------------------------------------------------------------
 See accompanying notes.

HEAVEN EXPRESS.COM, INC.
 (A Development Stage Company)

STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------
For the period from inception (December 8, 1999) to December 31, 1999
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                             $(17,600)
   Adjustments to reconcile net loss to net cash
    used by operating activities:
     Common stock exchanged for services
     Increase in accrued liabilities                                      1,200
--------------------------------------------------------------------------------
NET CASH USED BY DEVELOPMENT STAGE OPERATING ACTIVITIES                 (12,500)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable to officer                                  12,500
    Sale of common stock                                                  1,350
--------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                13,850
--------------------------------------------------------------------------------

NET INCREASE IN CASH AND EQUIVALENTS FOR THE PERIOD
  AND CUMULATIVE DURING THE DEVELOPMENT STAGE                             1,350

 CASH AND EQUIVALENTS - BEGINNING OF PERIOD                                   -
--------------------------------------------------------------------------------

 CASH AND EQUIVALENTS - END OF PERIOD                                  $  1,350
--------------------------------------------------------------------------------
 SUPPLEMENTAL DISCLOSURES
  Interest paid                                                        $      -
  Income taxes paid                                                    $      -
--------------------------------------------------------------------------------
 See accompanying notes.

HEAVEN EXPRESS.COM, INC.
(A Development Stage Company)

 STATEMENT OF DEFICIENCY IN ASSETS
--------------------------------------------------------------------------------
                                                         Accumulated
                                                         Deficit
                            Common Stock     Additional  During the   Total
                        ------------------   Paid-in     Development  Deficiency
Description               Shares   Amount    Capital     Stage        Assets in
--------------------------------------------------------------------------------

Common stock
issued for cash           27,000   $   27    $  1,328    $       -     $  1,350

Common stock
exchanged for
services               1,008,000    1,008       2,892            -        3,900

Net loss and cumulative
loss during the development
stage for the period ended
December 31, 1999             -        -           -        (17,600)    (17,600)
--------------------------------------------------------------------------------
Balance,
December 31, 1999      1,035,000   $1,035    $(12,350)   $    4,215    $(17,600)
================================================================================
See accompanying notes.

NOTE 1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

HeavenExpress.Com, Inc. (A Development Stage Company) (the Company) is a Florida corporation formed in December 1999, primarily to provide memorial products and services through the Internet.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the dated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Income Taxes

The Company  follows  Statement of Financial  Accounting  Standards No. 109 (FAS
109), "Accounting for Income Taxes". FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of the difference in events that have been recognized in the Company's financial statements compared to the tax returns.

Advertising

Advertising costs will be expensed as incurred.

Basic Net Loss Per Common Share

The Company follows the provisions of FASB Statement No. 128 (SFAS No. 128), "Earnings Per Share". SFAS No. 128 requires companies to present basic earnings per share (EPS) and diluted EPS, instead of primary and fully diluted EPS presentations that were formerly required by Accounting Principles Board Opinion No. 15, "Earnings Per Share". Basic EPS is computed by dividing net income or loss by the weighted average number of common shares outstanding during each year.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company's financial assets and liabilities at December 31, 1999, approximate fair value due to the short maturity of the instruments.

Development Stage Company

The Company has been devoting its efforts to activities such as raising capital, establishing sources of information, and developing markets for its planned operations. The Company has not yet generated any revenues and, as such, it is considered a development stage company.

NOTE 2.  RELATED PARTY TRANSACTIONS

The note payable to officer at December 31, 1999 was $12,500. This note is unsecured, due on demand, and provides for annual interest at 12%.

NOTE 3.  INCOME TAXES

At December 31, 1999, the Company had a net operating loss carryforward of approximately $17,600. This loss may be carried forward to offset federal income taxes in future years through the year 2019. However, if subsequently there are ownership changes in the Company, as defined in Section 382 of the Internal Revenue Code, the Company's ability to utilize net operating losses available before the ownership change may be restricted to a percentage of the market value of the Company at the time of the ownership change. Therefore, substantial net operating loss carryforwards could, in all likelihood, be limited or eliminated in future years due to a change in ownership as defined in the Code. The utilization of the remaining carryforwards is dependent on the Company's ability to generate sufficient taxable income during the carryforward periods and no further significant changes in ownership.

The Company computes deferred income taxes under the provisions of FASB Statement No. 109 (SFAS 109), which requires the use of an asset and liability method of accounting for income taxes. SFAS No. 109 provides for the recognition and measurement of deferred income tax benefits based on the likelihood of their realization in future years. A valuation allowance must be established to reduce deferred income tax benefits if it is more likely than not that, a portion of the deferred income tax benefits will not be realized. It is Management's opinion that the entire deferred tax benefit of $2,640 resulting from the net operating loss carryforward may not be recognized in future years. Therefore, a valuation allowance equal to the deferred tax benefit of $2,640 has been established, resulting in no deferred tax benefits as of the balance sheet date.

NOTE 4.  GOING CONCERN AND MANAGEMENT'S PLANS

As shown in the accompanying financial statements, the Company incurred net losses of $17,600 for the period from inception (December 8, 1999) to December 31, 1999. As a result, the Company has a negative working capital and a deficiency in assets. The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and achieve profitable operations. The Company anticipates meeting its cash requirements through the financial support of its management until such time as it begins operations. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 5.  COMMITMENTS AND CONTINGENCIES

Year 2000

The year 2000 issue results from certain computer systems and software applications that use only two digits (rather than four) to define the applicable year. As a result, such systems and applications may recognize a date of "00" as 1900 instead of the intended year 2000, which could result in data miscalculations and software failures. The Company does not own any computer systems as of year-end and does not have any key suppliers. The Company anticipates purchasing Y2K compliant hardware and software for its business. The Company has been advised by its financial institution that they are addressing all of the year 2000 issue and that they expect timely achievement of year 2000 readiness. Thus, the Year 2000 issue is not expected to have a material impact on the Company's financial position or results of operations.

Office Space

The Company shares its executive offices with another company. The Company occupies a small portion of the total space of 560 square feet, free of charge.

NOTE 6.  DEFICIENCY IN ASSETS

Sale of Shares

In December 1999, the Company sold and issued 27,000 shares of common stock at a value of $.05 per share, for total proceeds of $1,350.

Common Stock Issued for Services

In December 1999, the Company issued 58,000 shares of common stock to the Company's legal counsel for services rendered. These shares were valued at $.05 per share for a total value of $2,900.

The Company issued 950,000 shares of common stock to the President of the Company in December 1999, for services rendered. These shares were issued at a total value of $1,000. These shares are intended to be registered with the Securities and Exchange Commission.

The Company issued one thousand shares to a related party, through family relationship, in December 1999. These shares were issued at a value of $.05 per share.

Preferred Stock

The Board of Directors is authorized to establish the rights and preferences of preferred stock. To date, the Board of Directors has not established those rights and preferences.

NOTE 7.  SUBSEQUENT EVENT

The Company is in the process of registering the 1,035,000 shares of its outstanding common stock with the Securities and Exchange Commission, under Form SB-2. This offering is comprised of securities offered by selling security holders only. Although the Company has agreed to pay all offering expenses, it will not receive any additional proceeds from the sale of the securities offered.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety days after the effectiveness of the registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and withrespect to their unsold allotments or subscriptions.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The accounting firm of Dohan & Company, CPAs, P.A. audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Florida law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, subject to future contingencies, which we have incurred or we expect to incur in connection with the issuance and distribution of the securities being offered hereby. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. selling security holders will pay no offering expenses.

         ITEM                                          EXPENSE
         ----                                          -------
         SEC Registration Fee                        $     14.39
         Legal Fees and Expenses                     $ 12,500.00
         Accounting Fees and Expenses                $  1,700.00
         Miscellaneous*                              $  2,500.00
                   =============================================
         Total*                                      $ 16,714.39

* Estimated Figure

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

>From our inception on December 8, 1999 through May 17, 2000, we issued 2,035,000 shares of our common stock pursuant to an exemption from registration provided in Rule 506 of Regulation D of the Securities Act of 1933, as amended. We believed that Rule 506 of Regulation D was available because we only sold to accredited investors, no general solicitation or advertising was used to offer our securities, and all securities were issued with restrictive legend. In addition, we filed a Form D with the Securities and Exchange Commission. Of these shares, we issued 950,000 shares of our common stock to our founder, Saundra Sharpe for services rendered to us in our formation and development of our business. We issued 52,000 shares of our common stock to Brenda Lee Hamilton and 6,000 shares of our common stock to Kristen Thomas, Esq. as compensation for legal services rendered to us. We issued 27,000 shares of our common stock at a price of $.05 per share or aggregate cash proceeds of $1,350. We issued 1,000,000 shares of our common stock to Charles Scheuerman for his services to be rendered on our Board of Directors.

ITEM 27.          EXHIBITS

------------------------ -------------------------------------------------------
    Exhibit Number       Exhibit Description

------------------------ -------------------------------------------------------
------------------------ -------------------------------------------------------
          3.1            Articles of Incorporation
------------------------ -------------------------------------------------------
------------------------ -------------------------------------------------------
          3.2            Bylaws
------------------------ -------------------------------------------------------
------------------------ -------------------------------------------------------
           4             Share Certificate
------------------------ -------------------------------------------------------
------------------------ -------------------------------------------------------
           5             Legal Opinion
------------------------ -------------------------------------------------------
------------------------ -------------------------------------------------------
          24             Consents of Experts
------------------------ -------------------------------------------------------
------------------------ -------------------------------------------------------
          27             Financial Data Schedule
------------------------ -------------------------------------------------------


ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in the City of Fort Lauderdale, State of Florida on January 24, 2000.

                                          HeavenExpress.com, Inc.

                                          /s/Saundra Sharpe
                                          By: Saundra Sharpe, President
                                              Date: May 17, 2000

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

                                         /s/Saundra Sharpe
                                         Saundra Sharpe
                                         Title:  President & Director
                                         Date: Ma7 17, 2000

                                         Title: Principal Financial Officer
                                         Title:  Principal Accounting Officer